Exhibit 11

                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                                   (unaudited)

                                                           For the three months                           For the six months
                                                                  Ended                                          Ended
                                                                 March 31                                      March 31
                                                  ----------------------------------------------------------------------------------
                                                        2000                  1999                         2000               1999
                                                        ----                  ----                         ----               ----
Basic Earnings (Loss) per share:
Net income (loss)                                       $  115,308           $ (216,727)       $       200,232          $  (204,923)
Less Preferred Stock Dividends                              31,250                31,250                62,500               62,500
                                                            ------                ------                ------                ------
Income (Loss) available to Common
Stockholders                                               $84,058              (247,977)              137,732             (267,423)
                                                           -------             ---------               -------             ---------
Weighted-average number of Common shares
outstanding                                              10,278,916            9,358,909            10,239,008             8,504,500
                                                         ----------            ---------            ----------             ---------
Basic Earnings (Loss) per share                         $      0.01           $    (0.03)             $   0.01            $   (0.03)
-------------------------------                                                                             -
Diluted Earnings (Loss) per share:
Income (Loss) available to Common
Stockholders                                                 84,058             (247,977)              137,732             (267,423)
Add back Preferred Stock Dividends                             Note                  Note                 Note                  Note
                                                               ----                 -----                 ----                  ----
Income (Loss) available to Common and
Common Equivalent Stockholders                               84,058             (247,977)              137,732             (267,423)
                                                             ------             ---------              -------             ---------
Weighted-average number of Common shares
outstanding                                              10,278,916            9,358,909            10,239,008             8,504,500
Add excess of shares issuable for the assumed
exercise of options and warrants over the number
of shares possible of repurchase using the proceeds
from the exercise of such options and warrants at
the average market price (treasury stock method)            336,211                 Note               282,467                  Note
                                                                                    ----                                        ----
Weighted-average number of common and
common equivalent shares outstanding
                                                         10,615,127            9,358,909            10,521,475             8,504,500
                                                         ----------            ---------            ----------             ---------
Diluted Earnings (Loss) per share                        $     0.01            $   (0.03)           $     0.01             $  (0.03)
---------------------------------

Note

     For the three-month and six-month periods ended March 31, 2000 and 1999, diluted EPS does not include the assumed conversion of preferred stock due to an antidilutive impact. In addition, for the three-month and six-month periods ended March 31, 1999 diluted EPS does not include the assumed conversion of options and warrants due to an antidilutive impact